March 2021 Investor Presentation

Forward-Looking Statements 2 This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities; strategic value of our locations; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; fertilizer segment feedstock diversity and costs, marketing agreements and utilization rates; impacts of COVID-19 on the Company and product demand; strategic initiatives including our ability to operate safely, control costs and maintain our balance sheet and liquidity; Environmental, Health & Safety incident rate improvements; reduction in RINs exposure through biodiesel blending, development of wholesale or retail businesses or otherwise; renewable diesel projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, processing, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; the ability to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; lost opportunities and capture rates; cash flow preservation including reductions in capital spending or in operating expenses and SG&A; timing of turnarounds at our facilities; market recovery; gathering volumes realized from recently acquired Oklahoma pipeline assets; potential near-term opportunities; pipeline reversals; gathering volumes (including growth thereof); reduction of Cushing WTI purchases; ability to create long term value, invest in high return projects, improve feedstock supply and product placement, provide above average cash returns, reduce cost of capital, optimize capital structure, diversify market driver exposure, offer synergies, maintain attractive investment profile, repurchase shares/common units, divest non-core asset, and maintain debt levels and capital structure profile in line with peers; availability of merger and acquisition opportunities; levels of organic growth investment; pipeline space; complexity; optionality and flexibility of our crude oil sourcing and/or marketing network; sales of blended products and RIN generation; product mix; liquid volume, gasoline and distillate yields; cost of operations; throughput and production; the macro environment (including improvement thereof); mid-continent supply and demand as compared to US average; crack spreads (including improvement thereof), crude oil differentials (including our exposure thereto), product demand recovery, and inventory decline; cash flows from a renewable diesel project; RIN and low carbon fuel standard credit pricing; expiration or extension of the blenders tax credit; refining margin and cost of operations as compared to peers or otherwise; capital and turnaround expenses, timing and activities for both refining and fertilizer segments; global and domestic nitrogen demand and consumption; gasoline and ethanol demand destruction resulting from COVID-19, including impact on corn demand and fertilizer consumption; impact of corn stocks and pricing on nitrogen fertilizer demand and pricing; ability to minimize distribution costs and maximize net back pricing; weather; population growth; amount of arable farmland; biofuel consumption; diet evolution; product pricing and capacities; logistics optionality; rail access and delivery points; sustainability of production; facility utilization rates; maintenance spending; growth capex projects and budget; corn demand, stocks, uses, pricing, consumption, production, planting and yield; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Mission and Values 3 3 Our Guiding Principles Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth.

Petroleum Segment Fertilizer Segment Company Overview 4 4 CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and approximately 36 percent of the common units of CVR Partners, LP. ➢ CVI owns the general partner and 36% of the common units of CVR Partners, LP (NYSE: UAN) ➢ 2 strategically located facilities serving the Southern Plains and Corn Belt ➢ Diverse feedstock exposure through petroleum coke and natural gas ➢ Consistently maintain high utilization rates at production facilities ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production ➢ 2 strategically located Mid- Continent refineries close to Cushing, Oklahoma ➢ 206,500 bpd of nameplate crude oil capacity ➢ Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins ➢ Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to WTI-Brent differential ➢ 97% liquid volume yield & 94% yield of gasoline and distillate(1) (1) Based on total throughputs; for the last twelve months ended December 31, 2020 Mid-Continent Focused Refining & Fertilizer Businesses

Strategic Priorities 5 Focus on Operating Safely, Controlling Costs and Maintaining Balance Sheet & Liquidity Improve EH&S Performance Focus on Crude Oil Quality & Differentials Reduce our RIN Exposure Reduce Lost Opportunities Continuing to improve in all Environmental, Health and Safety matters - Safety is Job 1 ✓ Petroleum Segment and Consolidated environmental events were down 41% and 19%, respectively, for 2020 compared to 2019. Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries ✓ Gathering volumes in 4Q 2020 averaged over 117,000 bpd, up 43% from 2Q 2020 average. Current gathering rates approximately 130,000 bpd including volumes on pipeline assets recently acquired from Blueknight Energy. Working to further increase volumes and reduce purchases of Cushing WTI. Reducing our RIN exposure through construction of Renewable Diesel Unit (RDU) at Wynnewood; continue to evaluate developing a wholesale/retail business ✓ Obtained Board of Directors approval of the Wynnewood renewable diesel project. Currently projecting 90 million reduction to 2021 RIN obligation resulting from expected mid-year start-up of RDU at Wynnewood. Internal RIN generation is expected to increase from 21% to 66% following start-up of RDU. Reducing lost opportunities and improving capture rates ✓ Total lost profit opportunities for 2020 declined by over 61% compared to 2019. Preserve Cash Flow Focusing capital spending on projects that are critical to safe and reliable operations and implementing operating and SG&A expense reductions ✓ Reduced 2020 capital spending plan by over 40%. Exceeded $50 million targeted annual reduction in operating expenses and SG&A. Deferring turnaround at Wynnewood to Spring 2022. CVR Partners deferring turnarounds at Coffeyville from Fall 2020 to Fall 2021 and East Dubuque from Fall 2021 to Fall of 2022. Maintain Balance Sheet and Liquidity Positioning to take advantage of market recovery and potential near-term opportunities ✓ Ended 4Q 2020 with total liquidity position of $928 million(1) excluding CVR Partners. Despite challenges of 2020 CVR Energy did not see any meaningful deterioration in liquidity from year-end 2019. (1) Total liquidity as of December 31, 2020 comprised of $636 million of cash, $173 million of available for sale securities and availability under the ABL of $365 million, less cash included in the borrowing base of $246 million

Capital Allocation Strategy 6 Non-Discretionary Asset Continuity Safety, reliability and environmental compliance are core to CVR’s management philosophy • Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. • Run-rate annual refining turnaround investment of $70MM over a four-year cycle to maximize asset utilization and reduce downtime exposure. Strategically invest in asset development and businesses that diversify and enhance core assets • 30% target IRR for organic growth projects. • Evaluate merger and acquisition activity as opportunities arise that diversify market driver exposure and offer significant synergy. Discretionary Investment Financial Discipline & Investor Returns Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders • Target an above average cash return yield for stockholders and unitholders. • Repurchase stock/units when value added. • Divest non-core or non-revenue generating assets. • Ensure adequate liquidity to operate the business while returning or investing excess cash. • Maintain debt levels and capital structure profile in line with or exceeding peer group. • Disciplined approach to managing corporate overhead and SG&A costs. Key Priorities • Create long-term value through safe, reliable operations and continuously optimizing core refining, fertilizer and associated logistics assets; • Invest in high return projects that are complimentary to existing assets, improve feedstock supply and product placement; • Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and, • Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure.

PETROLEUM SEGMENT

Asset Footprint

Strategically Located Assets near Cushing and SCOOP/STACK



Pony Express
Phillipsburg
Plainville
Plainville
KS
Keystone
Kelly
Topeka
Kansas City
White Cliffs
Wichita
Hooser to Broome
Hooser
Spearhead
White Cliffs
Pony Express
Shidler
Caney
Barnsdall
Tulsa
Mississippi Lime
STACK
Oklahoma City
Cushing
Red River
OK
Duncan
Excel
Basin
SCOOP
ARKOMA
Coffeyville Refinery
Wynnewood Refinery
CVR Refining Trucking Operations
Major Crude Oil Storage Units
Other Third-party Crude Oil Pipelines
CVR Crude Oil Pipelines
Major Third-party Crude Oil Pipelines
Leased Pipelines
Joint Venture Pipelines

Mid-Continent Refineries

Nameplate crude oil capacity of 206,500 bpd across two refineries

- 4Q20 total throughput of 218,541 bpd
- 2020 total throughput of 183,295 bpd(1)

Average complexity of 10.8

Located in Group 3 of PADD II

Crude Oil Sourcing Optionality

- Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and locally gathered shale oils through our truck fleet as well as Canadian crude oils
- Crude oil gathering system with access to production across Kansas, Nebraska, Oklahoma and Missouri
- Historical space on key pipelines provide a variety of crude oil supply options; recently reversed Red River pipeline connecting Wynnewood to Cushing
- Current logistics asset portfolio includes over 1,100 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 115 crude oil and LPG tractor-trailers
- Recently acquired pipelines and related storage assets in Oklahoma from Blueknight Energy provides additional gathering capabilities at the wellhead

(1) Impacted by planned turnaround at Coffeyville in Spring 2020 and reduced demand due to COVID-19

8

Strategically Located Mid-Con Refineries 9 Marketing Network Optionality Multiple Takeaway Options Provide Product Placement Flexibility ➢ Marketing activities focused in central mid- continent area via rack marketing, supplying nearby customers and at terminals on third- party distribution systems ➢ Rack marketing enables the sale of blended products, allowing CVR opportunities to capture the RIN ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines ➢ Flexibility to ship product south into Texas ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries

Gasoline 54% Distillate 41% Other (5) 5% Regional Crude 50% WTI 28% WTL 3% Midland WTI 1% Condensate 8% Heavy Canadian (3) 1% Other (4) 9% High-Quality Refining Assets Total Throughput(1) Total Production(1) Consolidated Top-Tier Refining Margin(1) Consolidated Low-Cost Operator(2) (1) Based on total throughputs for the last twelve months ended December 31, 2020. (2) Operating expenses based on per barrel of total throughput for the last twelve months ended December 31, 2020. (3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil. (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.. Consistent High Margin Generation and Low-Cost Operations 10 183,295 bpd 181,632 bpd

Improving Macro Environment 11Source: EIA, Magellan Mid Con Supply and Demand Fundamentals Trending Better than US Average US Gasoline Demand Magellan System Gasoline Demand US Diesel Demand Magellan System Diesel Demand

Improving Macro Environment 12Source: EIA, Magellan Mid Con Supply and Demand Fundamentals Trending Better than US Average US Gasoline Inventories Magellan System Gasoline Inventories US Diesel Inventories Magellan System Diesel Inventories

Improving Macro Environment 13Source: MarketView as February 23, 2021 Crack Spreads Have Improved With Product Demand Recovery and Inventory Declines 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl)WCS – WTI Differential ($/bbl) WTI-Based Gasoline and ULSD Crack Spreads ($/bbl) $0 $5 $10 $15 $20 $25 $30 Feb-16 Nov-16 Aug-17 May-18 Feb-19 Nov-19 Aug-20 May-21 NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI Futures ($20) ($15) ($10) ($5) $0 $5 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Midland - Cushing WTL - WTI Futures ($50) ($45) ($40) ($35) ($30) ($25) ($20) ($15) ($10) ($5) $0 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Futures $0 $5 $10 $15 $20 $25 $30 $35 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 NYMEX ULSD Crack NYMEX RBOB Crack Futures

Progressing Renewable Diesel Project[1]

Potential Multi-Phase Project Utilizing Existing Assets at Both Refineries

Phase 1: Wynnewood Hydrocracker Conversion (Board Approved)

- Convert the existing hydrocracker at Wynnewood to Renewable Diesel service
- Retool the Wynnewood Refinery for maximum condensate processing
- Capacity of 100 million gallons per year of washed and refined soybean oil processing to produce renewable diesel and naphtha
- In-service by mid-2021 would allow for recouping significant portion of investment by YE 2022 through capture of Blenders Tax Credit (BTC), Low Carbon Fuel Standard (LCFS) credits and Renewable Identification Numbers (RINs)

Phase 2: Transition to Feedstocks with Lower Carbon Intensity

- Install pre-treatment for processing of inedible corn oil, animal fats and used cooking oil that generate additional LCFS credits
- Considering sizing pre-treatment unit to accommodate potential renewable diesel project at Coffeyville (Phase 3)
- Expected to improve LPG recoveries and lower carbon intensity with offgas recycle

Phase 3: Implement similar project at Coffeyville

- Existing excess hydrogen capacity at Coffeyville would allow for a similar conversion project
- Coffeyville could potentially support a larger project given additional hydrogen production capacity and existing high-pressure hydrotreating capacity

[1] Project and phases under consideration and subject to final Board approval and other applicable requirements.

14

Progressing Renewable Diesel Project[1]

Full Board Approval for Phase 1

Wynnewood Hydrocracker Conversion

Project Highlights:

- Convert 19,000 BPD hydrocracker at Wynnewood to process 100 million gallons per year of washed and bleached soybean oil to produce renewable diesel and renewable naphtha.
- Total estimated capital spend of approximately $110MM.
- Majority of capital spend allocated to associated logistics assets (rail loading and unloading, rail cars and track, tankage).
- Excess hydrogen capacity at Wynnewood and minimal modifications required to existing hydrocracker could allow this project to be completed faster and at lower capital cost than most competing projects.
- Primary goal is to capture the credits currently available in the market: $1/gal BTC approved through 2022 in addition to RINs generated and LCFS credits.
- In-service by mid-2021 would potentially allow for full capital investment recovery by January 1, 2023 if BTC expires.

Renewable Diesel Margin Proxy



Renewable Diesel Gross Margin ($/gal)
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
$0.00
($0.20)
($0.40)
($0.60)
($0.80)
($1.00)
($1.20)
($1.40)
($1.60)
($1.80)
($2.00)
HOBO Spread ($/gal)
Renewable Diesel Margin Proxy
HOBO Spread

[1] Subject to final regulatory and other applicable approvals

15

Progressing Renewable Diesel Project(1)

Renewable Diesel Project Economics and Sensitivities

Project Economics:

- Renewable diesel margins impacted by several factors:
  - Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
  - RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
  - BTC ($1/gal credit authorized through 2022)
  - LCFS credit prices
    - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits

CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment.

Sensitivities (Annual Cash Flows)(2):

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$98M
RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M



Components of Renewable Diesel Margin
($/gallon)
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
($3.00)
$70
$60
$50
$40
$30
$20
$10
$0
(WTI $/barrel)
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
HOBO
ULSD
Soybean Oil
WTI



D4 Biosiesel RIN and LCFS Credit Prices
D4 Biodiesel RINs ($/gal)
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$250
$200
$150
$100
$50
$0
LCFS Credits ($/ton)
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
D4 RIN
LCFS Credit

(1) Subject to final regulatory and other applicable approvals
(2) Based on approximately 100 million gallons per year

16

Capital Expenditures and Turnarounds 17Note: As of December 31, 2020 2021 Petroleum Segment and RDU Capex of $189 - $200M Environmental and Maintenance spending planned at $94M to $100M for FY21. Growth capex budgeted at $95M to $100M ➢ Substantially all budgeted growth capital spending for 2021 is related to the RDU project at the Wynnewood Refinery, which is expected to be competed in mid- 2021. 2021 Turnaround spending of $11M ➢ No significant turnaround spending planned for 2021 ➢ Wynnewood and Coffeyville Refineries pre-planning expenditures have an estimated cost of $6M and $5M, respectively, to be incurred in 2021. Disciplined Approach to Capital Spending $0 $50 $100 $150 $200 $250 2016 2017 2018 2019 2020 2021e $ M Turnaround spending $0 $50 $100 $150 $200 $250 2016 2017 2018 2019 2020 2021e $ M Environmental & Maintenance Growth

FERTILIZER SEGMENT

19 Stable Trends in Fertilizer Demand Source: Fertecon, World Bank Global nitrogen consumption increased by 15% between 2009 and 2020 driven by: ➢ Population growth ➢ Decrease in arable farmland per capita ➢ Biofuel consumption ➢ Continued evolution to more protein-based diets in developing countries Global and Domestic Demand for Nitrogen Remains Steady Global Nitrogen Consumption US Nitrogen ConsumptionGlobal Arable Land per Capita 10.0 10.5 11.0 11.5 12.0 12.5 13.0 13.5 14.0 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 M il li o n T o n n e s 50 60 70 80 90 100 110 120 130 140 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 M il li o n T o n n e s

➢ Nitrogen fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields. ➢ UAN prices in 2020 declined $23/ton from 2019, or 12% Y/Y. ➢ USDA projecting stocks to use ratio for 2020/2021 at less than 11%, its lowest level in over 5 years. ➢ Since the beginning of 2021 prices have risen over $65/ton. 20 U.S Nitrogen Supply & Demand Source: USDA, Fertecon Domestic Supply and Demand Picture is Currently More Balanced Corn Stocks to Use Compared to Netback Fertilizer Pricing US Nitrogen Supply ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market. ➢ Between drought conditions in the Midwest and the Derecho storm during the summer, harvested acres and expected yields came in lower than initially expected. Lower ending corn stocks and the recent increase in corn prices have driven demand and pricing higher for nitrogen fertilizer

21 Strong Demand for Corn in the U.S. Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI) ➢ Feed grains ▪ ~96% of domestic feed grains are supplied by corn ▪ Consumes ~38% of annual corn crop(1) ➢ Ethanol ▪ Consumes ~37% of annual corn crop(1) ▪ Corn demand for 2021 may be impacted by the loss of gasoline and ethanol demand as a result of COVID-19 ▪ Increased export volumes are more than offsetting temporary demand loss from ethanol ➢ Corn production driven more by yield than acres planted ➢ Nitrogen is low on the cost curve for farmers Source: USDA Economic Research Service and USDA WASDE. (1) Based on 2016 – 2020 average. Increasing Corn Consumption is Positive for Nitrogen Demand U.S. Domestic Corn Use Domestic Corn Planted Acres and Yield per Acre 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 (B u sh e ls i n b il li o n s) Feed / Residual Use Ethanol Seed & Industrial

22 Strategically Located Assets ➢ Large geographic footprint serving the Southern Plains and Corn Belt region ➢ Well positioned to minimize distribution costs and maximize net back pricing ➢ Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points ➢ Production sustainability due to storage capabilities at the plants and offsite locations ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production Well-Positioned in Premium Pricing Regions

23 Key Operating Statistics Consolidated Production Volumes (1) Ammonia Utilization(2) Consolidated Feedstocks Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended December 31, 2020. (2) Adjusted by planned turnarounds. (3) Excludes freight. Consistent High Utilization at Both Facilities Natural Gas 43.5% Pet Coke 47.6% Hydrogen 8.9% 0 200 400 600 800 1,000 1,200 1,400 2016 2017 2018 2019 2020 Th o u sa n d t o n s Ammonia (gross produced) Ammonia (net avail. for sale) UAN 94% 95% 91% 95% 93% 95% 75% 80% 85% 90% 95% 100% Two Years Ending December 31, 2019 Two Years Ending December 31, 2020 % o f C a p a ci ty Coffeyville East Dubuque Consolidated Achieved record production of UAN and Ammonia at East Dubuque and record consolidated Ammonia utilization in 2020 UAN 64.7% Ammonia 30.7% Urea Products 4.6%

Capital Expenditures and Turnaround Expenses 24Note: As of December 31, 2020 2021 Total Capex budget of $23M - $26M Environmental and Maintenance spending planned at $18M - $20M Growth capex budgeted at $5M - $6M ➢ Growth capex budget includes Urea/UAN expansion projects at Coffeyville 2021 Turnaround spending planned at $7M - $9M ➢ Maintenance work completed during unplanned downtime at Coffeyville in 1Q20 enabled pushing the turnaround scheduled from the Fall of 2020 to the Fall of 2021 ➢ East Dubuque turnaround planned for the Fall of 2021 being deferred to the second half of 2022 Primarily Focused on Maintenance Spending $0 $5 $10 $15 $20 $25 $30 2016 2017 2018 2019 2020 2021e $ M Maintenance Growth East Dubuque Merger on April 1, 2016 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 2016 2017 2018 2019 2020 2021e $ M Turnaround spending East Dubuque Merger on April 1, 2016

APPENDIX

Non-GAAP Financial Measures 26 Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the board of directors (the “Board”) of our general partner in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Net Debt and Finance Lease Obligations Exclusive of Nitrogen Fertilizer - Net debt and finance lease obligation is total debt and finance lease obligations reduced for cash and cash equivalents. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment’s debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2016	2017	2018	2019	2020
Net Income	$ 10	$ 258	$ 366	$ 362	$ (320)
Add: Interest expense and other financing costs, net of interest income	83	109	102	102	130
Add: Income tax expense (benefit)	(19)	(220)	79	129	(95)
Add: Depreciation and amortization	229	258	274	297	278
EBITDA	**$ 303**	**$ 405**	**$ 821**	**$ 880**	**$ (7)**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	1Q 2020	2Q 2020	3Q 2020	4Q 2020	2020[(1)]
Refining margin	$ 22	$ 148	$ 101	$ 27	$ 298
Divided by: total throughput barrels	14	14	19	20	67
Refining margin per throughput barrel	$ 1.52	$ 10.43	$ 5.47	$ 1.32	$ 4.44
Inventory valuation impacts	$ 136	$ (46)	$ (16)	$ (15)	$ 58
Refining margin, excluding inventory valuation impacts	158	102	85	12	356
Divided by: total throughput barrels	14	14	19	20	67
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 11.06**	**$ 7.18**	**$ 4.61**	**$ 0.56**	**$ 5.31**

Direct Operating Expense per throughput barrel	1Q 2020	2Q 2020	3Q 2020	4Q 2020	2020[(1)]
Direct operating expenses	$ 84	$ 79	$ 77	$ 81	$ 319
Throughput (bpd)	156,518	156,369	201,168	218,541	183,295
Total Throughput (mm bbls)	14	14	19	20	67
Direct operating expenses per total throughput barrel	**$ 5.87**	**$ 5.52**	**$ 4.17**	**$ 3.99**	**$ 4.76**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited

(1) Due to rounding, numbers within this table may not add or equal to totals presented

27

Non-GAAP Financial Measures 28 (1) Due to rounding, numbers within this table may not add or equal to totals presented Twelve Months (In USD Millions) March 31, June 30, September 30, December 31, Ended 2020 2020 2020 2020 December 31, 2020 (1) Consolidated Net loss (101)$ (32)$ (108)$ (78)$ (320)$ Add: Interest expense, net 35 31 31 32 130 Income tax benefit (36) (5) (31) (23) (95) Depreciation and amortization 64 74 69 70 278 EBITDA (38)$ 68$ (39)$ 1$ (7)$ Nitrogen Fertilizer Net loss (21)$ (42)$ (19)$ (17)$ (98)$ Add: Interest expense, net 16 16 16 16 63 Depreciation and amortization 16 24 18 19 76 EBITDA 11$ (2)$ 15$ 18$ 41$ EBITDA exclusive of Nitrogen Fertilizer (49)$ 70$ (54)$ (17)$ (48)$ Three Months Ended

Non-GAAP Financial Measures 29 (In USD Millions) CVR Partners, LP 2016 2017 2018 2019 2020 Net Income (loss) (27)$ (73)$ (50)$ (35)$ (98)$ Add: Interest expense and other financing costs, net of interest income 49 63 62 62 63 Add: Income tax expense (benefit) - - - - - Add: Depreciation and amortization 58 74 72 80 76 EBITDA 80$ 64$ 84$ 107$ 41$

2021 Estimated Capital Expenditures 30 (1) Total 2021 estimated capital costs includes approximately $3 to $4 million of growth-related projects that will require additional approvals before commencement (2) Includes total 2020 RDU capital expenditures of $12 million (3) Includes total 2021 estimated RDU capital expenditures of between $95 and $100 million Maintenance Growth Total Low High Low High Low High Petroleum 77$ 13$ 90$ 94$ 100$ -$ -$ 94$ 100$ Nitrogen Fertilizer 12 4 16 18 20 5 6 23 26 Other (2)(3) 3 12 15 3 4 95 100 98 104 Total 92$ 29$ 121$ 115$ 124$ 100$ 106$ 215$ 230$ 2020 Actual 2021 Estimate (1)(3) Maintenance Growth Total

Simplified Organizational Structure 31 Public 29% 71% Public 34.1% 65.9% 63.6% 36.4% Non-Economic General Partner Interest Non-Economic General Partner Interest 50% 40% Enable South Central Pipeline, LLC Nitrogen Fertilizer Segment Icahn Enterprises L.P. and Affiliates Petroleum Segment CVR Energy, Inc. (NYSE:CVI) CVR GP, LLC CVR Partners, LP Operating Subsidiaries Wynnewood Insurance Corporation CVR Aviation, LLC CVR Energy Holdings, Inc. CVR Services, LLC CVR Refining GP, LLC CVR Refining, LP CVR Refining, LLC Operating Subsidiaries Midway Pipeline, LLC